Exhibit 99.1

Fox Factory Holding Corp. to Acquire Substantially All Assets of Ridetech to Expand its Powered Vehicles Business
FOX’s Powered Vehicles Group to Include Street Performance Suspension Specialist Ridetech’s Performance-Defining On-Road Suspension Systems for Cars and Trucks

BRASELTON, Georgia - May 1, 2019 -- Fox Factory Holding Corp. (Nasdaq: FOXF) ("FOX" or the "Company") today announced it has entered into a definitive agreement to acquire substantially all assets of Air Ride Technologies, Inc. dba Ridetech, a leading manufacturer of suspension systems that enhance the handling and ride quality of muscle cars, trucks, sports cars and hot rods. From restorations and show cars to high-speed autocross and track day cars, Ridetech offers a wide range of premium products including air suspension systems (air ride), coil-overs, shock absorbers, coil and leaf springs, tubular control arms, roll bars, and sway bars.
"The strategic, accretive acquisition of Ridetech is well-aligned with our mission of improving vehicle performance, delivering best-in-class service, and entering into strategic adjacent markets," said Mike Dennison, FOX's Powered Vehicles Group President. "We believe the powered vehicles market remains an attractive, long-term growth opportunity for FOX and that Ridetech will continue on its path of growth as they leverage our global marketing, engineering, distribution, and supply chain resources."
Bret Voelkel, founder of Ridetech, said, "We are excited to be joining the FOX team and believe the expected synergies between us will enable Ridetech to more effectively design and optimize suspension systems and quickly broaden our combined customer base by utilizing FOX's infrastructure to efficiently deliver aftermarket on-road car and truck suspension products and services."
Subject to the fulfillment of various closing conditions, FOX will acquire Ridetech in an asset purchase transaction for approximately $14 million through a combination of cash on hand and newly issued unregistered shares of common stock of FOX. For 2019 FOX expects Ridetech to contribute sales of $6 million to $8 million after elimination of inter-company sales. The transaction is anticipated to close in May 2019.

About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. designs and manufactures performance-defining products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. The Company is a direct supplier to leading power vehicle original equipment manufacturers ("OEMs"). Additionally, the Company supplies top bicycle OEMs and their contract manufacturers and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws including those enacted in the U.S. in December 2017; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; the outcome of pending litigation; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; product recalls and product liability claims; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com

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